Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-U.S. EMPLOYEES

UNDER THE BRIGHTCOVE INC.

2021 STOCK INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share: US$

Grant Date:

Expiration Date:

[No more than 10 years]

Pursuant to this Non-Qualified Stock Option Agreement for Non-U.S. Employees (the “Agreement”), including any addendum to this Agreement for the Optionee’s country (the “Addendum”), and the Brightcove Inc. 2021 Stock Incentive Plan as amended through the date hereof (the “Plan”), Brightcove Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains an employee of the Company or a Subsidiary on such dates, as further described in Paragraph 3 of this Agreement:

Incremental Number of Option Shares Exercisable	Exercisability Date
_____________(___%)
_____________(___%)
_____________(___%)
_____________(___%)

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2. Manner of Exercise.

(a) The Stock Option is exercisable by delivery of a written or electronic exercise notice in a form authorized by the Company or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Stock Option, the number of Option Shares in respect of which the Stock Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The exercise notice will be completed by the Optionee and delivered to the Company.

Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that in the event the Optionee chooses to pay the Option Exercise Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iii) if permitted by the Administrator, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (iv) a combination of (i), (ii) and (iii) above. Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full Option Exercise Price for the Option Shares, as set forth above, together with any Tax-Related Items (as defined in Paragraph 6 below), (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3. Termination of Employment. If the Optionee’s employment with the Company or a Subsidiary terminates, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.

(a) Termination Due to Death. If the Optionee’s employment with the Company or a Subsidiary terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.

(b) Termination Due to Disability. If the Optionee’s employment with the Company or a Subsidiary terminates by reason of the Optionee’s disability (as determined by the Administrator), any portion of this Stock Option outstanding on the date of termination, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

(c) Termination for Cause. If the Optionee’s employment with the Company or a Subsidiary terminates for Cause, any portion of this Stock Option outstanding on the date of termination shall terminate immediately and be of no further force and effect. For purposes hereof, “Cause” shall mean, unless otherwise provided in an employment agreement between the Company and the Optionee, a determination by the Administrator that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony (or equivalent under local law) or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company and its Subsidiaries.

(d) Other Termination. If the Optionee’s employment with the Company or a Subsidiary terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on the date of termination may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Administrator’s determination of the reason for termination of the Optionee’s employment with the Company or a Subsidiary shall be conclusive and binding on the Optionee and his or her representatives or legatees.

Finally, for purposes of this Stock Option, the Optionee’s employment will be considered terminated as of the date the Optionee is no longer actively providing services to the Company or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee’s employment or service agreement, if any)(the “Termination Date”). Unless otherwise expressly provided in the Plan or determined by the Company, (i) the Optionee’s right to vest in this Stock Option under the Plan, if any, will terminate as of the Termination Date and (ii) the period, if any, during which the Optionee may exercise this Stock Option after the Termination Date will commence on such date. The Termination Date will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee’s employment or service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of his or her Stock Option grant (including whether the Optionee may still be considered to be providing services while on a leave of absence).

4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution applicable to the Optionee. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6. Tax Withholding. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In addition, the Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Fair Market Value that would satisfy all Tax-Related Items. In the event that such withholding in shares of Stock is problematic under applicable tax or securities law or has materially adverse accounting consequences, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligation with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; or

(ii) withholding from proceeds of the sale of Stock acquired at exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization) without further consent.

Depending on the withholding method, the Company and/or Employer may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Optionee’s jurisdiction, in which case the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares subject to the exercised Stock Option, notwithstanding that a number of the shares of Stock is held back solely for the purpose of paying the Tax Related Items.

The Company may refuse to issue or deliver the underlying shares of Stock or the proceeds from the sale of shares of Stock acquired upon exercise of this Stock Option, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

7. Nature of Grant. In accepting this Stock Option, the Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;

(c) all decisions with respect to future stock options or other grants, if any, will be at the sole discretion of the Company;

(d) the Optionee is voluntarily participating in the Plan;

(e) this Stock Option and the shares of Stock subject to this Stock Option, and any related income and value, are not intended to replace any pension rights or compensation;

(f) this Stock Option and the shares of Stock subject to this Stock Option, and any related income and value, are not part of normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) the future value of the shares of Stock underlying this Stock Option is unknown, indeterminable, and cannot be predicted with certainty;

(h) if the underlying shares of Stock do not increase in value, this Stock Option will have no value;

(i) if the Optionee exercises this Stock Option and acquires shares of Stock, the value of such shares of Stock may increase or decrease in value, even below the Option Exercise Price;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of this Stock Option resulting from the termination of the Optionee’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee’s employment or service agreement, if any);

(k) unless otherwise provided in the Plan or by the Company in its discretion, this Stock Option and the benefits evidenced by this Agreement do not create any entitlement to have this Stock Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(l) unless otherwise agreed with the Company, this Stock Option and the shares of Stock subject to this Stock Option, and any related income and value, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any Subsidiary; and

(m) neither the Company, the Employer nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Stock. The Optionee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy.

(a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options granted under the Plan or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”), for the legitimate purpose of implementing, administering and managing the Plan. Where required, the legal basis for the collection and processing of Data is the Optionee’s consent.

(b) Stock Plan Administration and Plan Brokers. The Company transfers Data to E*TRADE Financial Corporate Services, including its affiliated companies (collective, “E*TRADE”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider, which will act in a similar manner, and share Data with such service provider. The Company’s service provider will open an account for the Optionee to receive and trade shares of Stock. The processing of the Optionee’s Data will take place through both electronic and non-electronic means. The Optionee’s Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering, and operating the Plan.

(c) International Data Transfers. The Company and its service providers operate, relevant to the Company, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. By participating in the Plan, the Optionee understands that the service providers will receive, possess, use, retain, and transfer the Optionee’s Data for the purposes of implementing, administering, and managing the Optionee’s participation in the Plan. The Optionee should note that his or her country has enacted data privacy laws that are different from the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program. As a result, in the absence of appropriate safeguards, the transfer of Data to the United States or, as the case may be, other countries might not be subject to substantive data processing principles or supervision by data protection authorities. Where required, the Company’s legal basis for the transfer of Data is the Optionee’s consent.

(d) Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, securities, exchange control and labor laws. This may mean Data is retained until after the Optionee’s employment ends.

(e) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Optionee is providing the consents herein on a voluntary basis. The Optionee understands that the Optionee may request to stop the transfer and processing of the Optionee’s Data for purposes of the Optionee’s participation in the Plan and that the Optionee’s compensation from or employment with the Employer will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to allow the Optionee to participate in the Plan. The Optionee understands that the Optionee’s Data will still be processed in relation to his or her employment for record-keeping purposes.

(f) Data Subject Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s jurisdiction. Depending on where the Optionee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Optionee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Optionee can contact the Optionee’s local human resources representative.

(g) Alternative Basis for Data Processing and Transfer. The Optionee understands that the Company may rely on a different legal basis for the processing or transfer of Data in the future and/or request that the Optionee provide another data privacy consent form. If applicable and upon request of the Company, the Optionee agrees to provide an executed acknowledgement or data privacy consent form to the Employer or the Company (or any other acknowledgements, agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Optionee’s country, either now or in the future. The Optionee understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

10. Insider Trading Restrictions/Market Abuse Laws. The Optionee understands that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, the Optionee’s country, his or her broker’s country and the country or countries where shares of Stock may be listed, which may affect the Optionee’s ability, directly or indirectly, to purchase or sell or attempt to sell or otherwise dispose of shares of Stock, rights to shares of Stock (this Stock Option), or rights linked to the value of shares of Stock during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). The Optionee further understands that he or she may be prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a

“need to know” basis) and (ii) “tipping” third parties by sharing inside information with them, or otherwise causing third parties to buy or sell Company securities. In addition, local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before possessing the inside information. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. It is the Optionee’s responsibility to comply with any applicable restrictions and the Optionee should consult with his or her personal legal advisor on this matter.

11. Foreign Asset/Account Reporting Requirements. The Optionee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Optionee’s ability to acquire or hold shares of Stock or cash received from participating in the Plan (including from any dividends paid on shares of Stock) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets, or related transactions to the tax or other authorities in the Optionee’s country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of the Optionee’s participation in the Plan to the Optionee’s country within a certain time after receipt. The Optionee acknowledges that it is the Optionee’s responsibility to comply with such regulations and that the Optionee should speak with a personal legal advisor on this matter.

12. Governing Law and Venue. The Stock Option and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted exclusively in the courts of Suffolk County, Massachusetts or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

13. Language. The Optionee acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to this Stock Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

14. Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Forfeiture. Any payments or benefits the Optionee may receive shall be subject to repayment or forfeiture as may be required to comply with the requirements under the U.S. Securities Act of 1933, as amended, the Exchange Act, rules promulgated by the Securities and Exchange Commission or any other applicable law, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any securities exchange on which the shares of Stock are listed or traded, as may be in effect from time to time.

17. Addendum. Notwithstanding any provisions in this Agreement, this Stock Option shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock purchased upon exercise of this Stock Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other Optionee.

20. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

21. Integration. This Agreement (including the Addendum) constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

22. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BRIGHTCOVE INC.

By:
Title:

The Agreement (including the Addendum) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:

Optionee’s Signature

Optionee’s name and address:

ADDENDUM TO THE

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-U.S. EMPLOYEES

UNDER THE BRIGHTCOVE INC.

2021 STOCK INCENTIVE PLAN

Capitalized terms, unless explicitly defined in this Addendum, shall have the meanings given to them in the Agreement or in the Plan.

Terms and Conditions

This Addendum includes additional terms and conditions that govern this Stock Option granted to the Optionee under the Plan if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the grant of this Stock Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to the Optionee.

Notifications

This Addendum also includes information regarding tax, securities, exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the tax, securities, exchange control and other laws in effect in the respective countries as of August 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information in this Addendum as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time that the Optionee exercises this Stock Option or sells shares of Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the information contained herein may not be applicable to the Optionee in the same manner.

AUSTRALIA

There are no country-specific provisions.

FRANCE

Terms and Conditions

Consent to Receive Information in English. By accepting this Stock Option, the Optionee confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Addendum) which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

Consentement pour recevoir les informations en langue anglaise. En acceptant l’attribution, le Optionee confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le Contrat et cette Annexe) qui ont été communiqués en langue anglaise. Le Optionee accepte les termes de ces documents en connaissance de cause.

Notifications

Tax Information. This Stock Option is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended.

Foreign Asset/Account Reporting Information. French residents must declare all foreign bank and brokerage accounts in which cash or securities (e.g., shares of Stock acquired under the Plan) are held, including any accounts that were closed during the year, on his or her annual income tax return.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €12,500 in connection with the sale of securities must be reported monthly to the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. It is the Optionee’s responsibility to complete any necessary notifications. If the Optionee uses a German commercial bank to effectuate such cross-border payment, the bank will provide the Optionee with the required form.

Foreign Asset/Account Reporting Information. If the Optionee’s acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Optionee will need to report the acquisition of such shares when the Optionee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Stock acquired exceeds €150,000 or (ii) the shares of Stock held exceed 10% of the Company’s total Common Stock. The Optionee should consult with his or her personal tax advisor to ensure the Optionee complies with applicable reporting obligations.

INDIA

Terms and Conditions

Manner of Exercise. This provision supplements Paragraph 2 of the Agreement:

Due to regulatory requirements and notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, the Optionee may not exercise this Stock Option using a cashless “sell-to-cover” method of exercise whereby the Optionee directs a broker or transfer agent to sell some (but not all) of the shares of Stock subject to the Stock Option and deliver to the Company the amount of the sale proceeds to pay the Option Exercise Price and satisfy any withholding obligation for Tax-Related Items. The Company reserves the right to provide the Optionee with this method of exercise in the future depending on the development of applicable laws.

Notifications

Exchange Control Information. Exchange control laws and regulations in India require that all proceeds resulting from the sale of shares of Stock and any dividends received in relation to this Stock Option or the shares of Stock be repatriated to India within a specified period of time as prescribed under applicable Indian exchange control laws. Indian residents must obtain a foreign inward remittance certificate (“FIRC”) from the bank into which foreign currency is deposited and retain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Foreign bank accounts and any foreign financial assets (including shares of Stock held outside India) must be reported in the annual Indian personal tax return. It is the Optionee’s responsibility to comply with this reporting obligation and the Optionee should consult his or her personal advisor in this regard.

JAPAN

Notifications

Exchange Control Information. Japanese residents who acquire shares of Stock valued at more than ¥100,000,000 in a single transaction must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days of the acquisition.

In addition, if a Japanese resident pays more than ¥30,000,000 in a single transaction for the acquisition of shares of Stock when exercising this Stock Option, he or she must file a Payment Report with the Ministry of Finance through the Bank of Japan within 20 days of the date the payment is made. The precise reporting requirements vary depending on whether or not the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report; therefore, a Japanese resident must file both a Payment Report and a Securities Acquisition Report if the total amount that he or she pays in a single transaction for exercising this Stock Option and purchasing shares of Stock exceeds ¥100,000,000.

Foreign Asset/Account Reporting Information. Details of any assets held outside Japan (including shares of Stock acquired under the Plan) as of December 31 of each year must be reported to the tax authorities on an annual basis, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report is due by March 15 each year. The Optionee should consult a personal tax advisor to determine if the reporting obligation applies to the Optionee and whether the Optionee will be required to include details of the Optionee’s outstanding Stock Options or shares of Stock in the report.

KOREA

Notifications

Exchange Control Notification. If the Optionee remits funds out of Korea to purchase shares of Stock under the Plan, the remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The Optionee likely will need to present to the bank processing the transaction the following supporting documents evidencing the nature of the remittance: (i) the Agreement; (ii) the Plan; and (iii) the Optionee’s certificate of employment. This confirmation is not necessary for cashless exercises since there is no remittance out of Korea.

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end during a calendar year. The Optionee should consult with his or her personal tax advisor to determine the Optionee’s personal reporting obligations.

MEXICO

Terms and Conditions

Labor Law Policy. In accepting the grant of the Stock Option, the Optionee expressly recognizes that the Company, with primary offices at 290 Congress Street, Boston, Massachusetts 02210, U.S.A., is solely responsible for the administration of the Plan and that the Optionee’s participation in the Plan and acquisition of shares of Stock do not constitute an employment relationship between the Optionee and the Company since the Optionee is participating in the Plan on a wholly commercial basis and his or her sole Employer is Brightcove, S. de R.L. de C.V. Based on the foregoing, the Optionee expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between the Optionee and the Employer, and do not form part of the employment conditions and/or benefits provided by the Employer, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment.

The Optionee further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Optionee’s participation at any time without any liability to the Optionee.

Plan Document Acknowledgment. By accepting the Stock Option, the Optionee acknowledges that Optionee has received copies of the Plan, has reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum.

In addition, by accepting the Agreement, the Optionee further acknowledges that Optionee has read and specifically and expressly approves the terms and conditions in Paragraph 7 of the Agreement in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company, the Employer nor any Subsidiary is responsible for any decrease in the value of the shares of Stock underlying the Stock Option.

Finally, the Optionee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Optionee therefore grants a full and broad release to the Company, its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política del Derecho Laboral. Al aceptar el otorgamiento de la opción de Compra de Acciones, el Tenedor expresamente reconoce que la Empresa, con domicilio registrado en 290 Congress Street, Boston, Massachusetts 02210, Estados Unidos, es la única responsable por la administración del Plan y que la participación del Tenedor en el Plan y la adquisición de acciones no constituyen una relación laboral entre el Tenedor y la Empresa. Ya que el Tenedor participa en el Plan en un marco totalmente comercial y su único Patrón es Brightcove, S. de R.L. de C.V. Derivado de lo anterior, el Tenedor expresamente reconoce que el plan y los beneficios que pudieran derivarse de la participación en el mismo no establecen derechos algunos entre el Tenedor y el Patrón y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por el Patrón, y cualquier modificación al plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Tenedor.

Asimismo, el Tenedor entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o eliminar su participación en cualquier momento y sin responsabilidad alguna frente al Tenedor

Acuse de Recibo del Plan. Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Tenedor reconoce que ha recibido copias del Plan, y que lo ha revisado junto con el Contrato y este Convenio en su totalidad y que entiende dichos documentos y acepta todas sus disposiciones.

Adicionalmente, al aceptar este Contrato, el Tenedor reconoce que ha leído y expresamente aprueba los términos y condiciones del Párrafo 7 del Contrato en donde se establece lo siguiente: (i) La participación en el plan no constituye un derecho adquirido; (ii) el Plan y su participación son ofrecidos por la Empresa de forma discrecional; (iii) la Participación en el plan es voluntaria; y (iv) ni la Empresa, el Patrón o alguna Subsidiaria son responsables por la devaluación de las acciones que comprenden la opción de Compra de Acciones.

Finalmente, en este acto el Tenedor declara que no se reserva acción o derecho alguno para presentar cualquier reclamación en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del Plan y, por lo tanto, el Tenedor otorga el más amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, accionistas, funcionarios, agentes o representantes en relación con cualquier reclamación que pudiera surgir.

PORTUGAL

Terms and Conditions

Language Consent. The Optionee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Agreement.

Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (“Agreement” em inglês).

Notifications

Exchange Control Information. If the Optionee acquires shares of Stock under the Plan and does not hold the shares of Stock with a Portuguese financial intermediary, he or she may need to file a report with the Portuguese Central Bank. If the shares of Stock are held by a Portuguese financial intermediary, it will file the report on behalf of the Optionee. The Optionee should consult with his or her personal advisor to determine the Optionee’s personal reporting obligations.

SINGAPORE

Terms and Conditions

Sale Restriction. The Optionee agrees that any shares of Stock acquired pursuant to the Stock Option will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).

Notifications

Securities Law Information. The grant of the Stock Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made to the Optionee with a view to the Stock Option being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. If the Optionee is the chief executive officer (“CEO”) or a director or shadow director of the Company or a Singaporean Subsidiary, the Optionee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company or the Singaporean Subsidiary in writing when the Optionee receives an interest (e.g., Stock Option, shares of Stock) in the Company or any Subsidiary. Please contact the Company to obtain a copy of the notification form. In addition, the Optionee must notify the Company or the Singaporean Subsidiary when the Optionee sells shares of Stock of the Company or any Subsidiary (including when the Optionee sells shares of Stock acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any Subsidiary. In addition, a notification must be made of the Optionee’s interests in the Company or any Subsidiary within two business days of becoming the CEO or a director.

SPAIN

Terms and Conditions

Nature of Grant. This provision supplements Paragraph 7 of the Agreement:

In accepting this Stock Option, the Optionee acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Optionee understands and agrees that, as a condition of the grant of this Stock Option, the termination of the Optionee’s employment for any reason (including for the reasons listed below) will automatically result in the loss of this Stock Option and loss of the right to purchase the shares subject to the Stock Option that have not vested and become exercisable on the Termination Date.

In particular, the Optionee understands and agrees that any unvested Stock Options as of the Termination Date and any vested Stock Options not exercised within the period set forth in the Agreement following the Termination Date will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination of the Optionee’s employment by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Optionee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Stock Options under the Plan to individuals who may be employees of the Company (or any Subsidiary). The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company (or any Subsidiary) on an ongoing basis. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that this Stock Option and the shares of Stock issued upon exercise shall not become a part of any employment or service contract (either with the Company, the Employer or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Optionee understands that this Stock Option would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Optionee of this Stock Option shall be null and void.

Notifications

Securities Law Information. The Stock Option described in the Agreement and this Addendum does not qualify under Spanish regulations as a security. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in a Spanish territory. The Agreement (including this Addendum) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control. Information. The Optionee must declare the acquisition, ownership and sale of shares of Stock acquired under the Plan. Generally, the declaration must be made in January for shares of Stock owned as of December 31 of the prior year on a Form D-6; however, if the value of shares acquired or sold exceeds €1,502,530, the declaration must also be filed within one month of the acquisition or sale, as applicable.

In addition, the Optionee may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, any foreign instruments (including shares of Stock) and any transactions with non-Spanish residents (including any payments of Stock made to the Optionee by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year.

Foreign Asset/Account Reporting Information. To the extent that the Optionee holds assets outside Spain (e.g., shares of Stock or cash held in a brokerage or bank account) with a value in excess of €50,000 per asset type as of December 31 (or at any time during the year in which the asset is sold), the Optionee will be required to report information on such assets on the Optionee’s tax return (tax form 720) for such year. After such assets are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported assets increases by more than €20,000, or if the ownership of such assets is transferred or relinquished during the year. The report must be completed by March 31.

UNITED ARAB EMIRATES (DUBAI INTERNET CITY)

Notifications

Securities Law Information. Participation in the Plan is being offered only to selected employees and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement, including this Addendum, are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Optionee does not understand the contents of the Plan or the Agreement, including this Addendum, the Optionee should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provisions supplement Paragraph 6 of the Agreement:

Without limitation to Paragraph 6 of the Agreement, the Optionee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply to the Optionee if the indemnification is viewed as a loan. In such case, if the amount of any income tax due is not collected from or paid by the Optionee within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee and/or employer NICs due on this additional benefit, which the Company or the Employer may recover from the Optionee by any of the means referred to in the Plan or Paragraph 6 of the Agreement.

National Insurance Contributions Acknowledgment. As a condition of participation in the Plan and the exercise of this Stock Option, the Optionee agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with this Stock Option (the “Employer NICs”). Without limitation to the foregoing, the Optionee agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Optionee further agrees to execute such other joint elections as may be required between the Optionee and any successor to the Company and/or the Employer. The Optionee further agrees that the Company and/or the Employer may collect the Employer NICs from the Optionee by any of the means set forth in Paragraph 6 of the Agreement.

If the Optionee does not enter into a Joint Election prior to exercising this Stock Option or if approval of the Joint Election has been withdrawn by HMRC, this Stock Option shall become null and void without any liability to the Company and/or the Employer and may not be exercised by the Optionee.